SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2001 (January 2, 2001)

WORLD ACCESS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29782	58-2398004
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

945 E. Paces Ferry Road, Suite 2200
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)

(404) 231-2025
(Registrant’s telephone number, including area code)

Item 5. Other Events.

On January 2, 2001, World Access launched a cash tender offer for up to $161,357,000 aggregate principal amount of its outstanding 13.25% Senior Notes Due 2008 at a price of $991.59 per $1,000 principal amount of any Notes purchased. The tender offer is being made pursuant to the Indenture, dated December 7, 1999, for the 13.25% Senior Notes, which requires World Access to use certain cash proceeds from certain asset sales to tender for outstanding Senior Notes. The tender, which commenced with the mailing of an Offer to Purchase to noteholders on January 2, 2001, will expire at 5:00 p.m. on March 1, 2001.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description

99	Press Release, issued January 2, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

WORLD ACCESS, INC.

Date: January 5, 2001	By:	/s/ BRYAN D. YOKLEY

Bryan D. Yokley Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press Release, issued January 2, 2001.

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